Exhibit 99.1

Press release

UpHealth To Transition CEO

New leader expected to be announced in the coming weeks

DELRAY BEACH, Fla., April 12, 2022 — UpHealth, Inc. (NYSE: UPH) today announced that the company is conducting a search for a new CEO. Dr. Ramesh Balakrishnan, the company’s current CEO, will continue in his role and work with the Board of Directors to ensure a smooth transition until the new CEO takes over.

Dr. Avi Katz, co-chairman of the board of directors of UpHealth, said, “The time is right for a new leader at UpHealth. Since UpHealth’s IPO last June, we’ve worked to integrate the six companies that merged to form UpHealth. That work is, essentially, complete, and we’re ready to move to our next phase of growth to deliver against our mission to impact healthcare globally.”

The search for a new CEO for the company is well underway and a short list of qualified healthcare executives has emerged, Dr. Katz said. The company expects to announce a new CEO in the coming weeks. “The response to our search has been excellent. We’re confident that the result will be an exceptional leader with public and private market experience, deep expertise in healthcare, services and technology institutions and with demonstrated operational excellence experience,” said Dr. Katz.

“In the interim and through the transition, Dr. Balakrishnan will report to the Transformation Committee appointed by the Board of Directors, to continue to work effectively across all functions and deliver against the transformation agenda,” Dr. Katz said.

After the new CEO starts, Dr. Balakrishnan will remain with the company in a senior leadership role to be announced in the coming weeks.

Dr. Katz said, “Ramesh was instrumental in the transition to a public company, and the Board and I are grateful for his leadership. He’s a passionate advocate for healthcare equity and access and has deep expertise in integrated, digital healthcare solutions that have helped propel the company forward. We look forward to his continuous service as a senior executive in the company.”

About UpHealth

UpHealth is a global digital health company that delivers digital-first technology, infrastructure, and services to dramatically improve how healthcare is delivered and managed. UpHealth’s solutions holistically enable clients to deliver on their affordability, access, quality, outcomes, and patient experience goals. UpHealth’s technology platform helps its clients improve access, coordinate care teams, and achieve better patient outcomes at lower cost, with care management solutions, analytics, and telehealth tools that serve patients wherever they are, in their native language. Additionally, UpHealth’s technology-enabled virtual care infrastructure and services improves access to quality primary and acute care, behavioral health, and pharmacy services. UpHealth’s clients include health plans, global governments, healthcare providers and community-based organizations.

For more information, please visit https://uphealthinc.com and follow us at @UpHealthInc on Twitter and UpHealth Inc on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, the expected timeframe for conclusion of the search for a new CEO. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the Board of Directors of UpHealth in light of their respective experience and perception of historical trends, current conditions, and expected future developments and their potential effects on UpHealth as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting UpHealth will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including whether a candidate selected by the Board for the CEO role accepts an offer. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Media Contact

Media Relations: mediarelations@uphealthinc.com